Exhibit 5.1

Baker & Hostetler LLP PNC Center 1900 East 9th Street, Suite 3200 Cleveland, OH 44114-3482 T 216.621.0200 F 216.696.0740 www.bakerlaw.com

March 4, 2014

Bloomin’ Brands, Inc.

2202 North West Shore Boulevard, Suite 500

Tampa, Florida 33607

Ladies and Gentlemen:

We have acted as counsel for Bloomin’ Brands, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as amended, the “Registration Statement”), to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by certain stockholders of the Company (the “Selling Stockholders”) to be named in a prospectus supplement (the “Prospectus Supplement”) to the prospectus to be included in the Registration Statement. The Shares may be offered and sold from time to time, on a delayed or continuous basis, by the Selling Stockholders pursuant to Rule 415 under the Securities Act in amounts, at prices and on terms that will be determined at the time of the offering and included in the Prospectus Supplement.

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof, the Shares are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP